Exhibit 99.2
FINAL TRANSCRIPT
Thomson StreetEventsSM
PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Event Date/Time: Sep. 14. 2009 / 2:00PM GMT

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
CORPORATE PARTICIPANTS
Peter Burlage
Peerless Manufacturing — President and CEO
Hank Schopfer
Peerless Manufacturing — CFO
CONFERENCE CALL PARTICIPANTS
Kevin McGrath
Cameron Associates — Analyst
Rick Hoss
Roth Capital Partners — Analyst
Dick Ryan
Dougherty — Analyst
Ted Kundtz
Needham — Analyst
David Cohen
Midwood — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the Fourth Quarter Fiscal Year 2009 PMFG Incorporated Earnings Conference Call. My name is Dan and I’ll be your coordinator for today. At this time, all participants are in listen-only mode. We will conduct a question and answer session towards the end of this conference.
(Operator Instructions)
As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today’s call, Mr. Kevin McGrath of Cameron Associates.
Kevin McGrath — Cameron Associates — Analyst
Good morning, everyone, and thank you for joining the PMFG conference call and webcast to discuss the Company’s financial results for the fourth quarter fiscal year 2009 ended June 30, 2009. During this call, non-GAAP financial measures will be discussed. Reconciliations to the most directly comparable GAAP financial measures are included in the Company’s earnings release for the fourth quarter, which is available on the investor relations page of the Company’s website at www.peerlessmfg.com.
Before I turn the call over to Peter Burlage, President and CEO of PMFG, I need to inform you that certain statements made in this conference call are forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact made during this call are forward-looking statements.
These forward-looking statements include statements that reflect the current views of PMFG’s senior management, with respect to our financial performance and future events with respect to our business and the industry in general. Statements that include the words anticipate, preliminary, expect, believe, intend and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are, or will be, important factors that could cause the company’s actual results to differ materially from those indicated in these statements. Important information regarding factors that may affect the Company’s future performance are included in the public reports that the Company files with the Securities and Exchange Commission, including the information in item 1.A, risk factors of part one to our annual report on Form 10-K for the fiscal year ended June 30, 2009, which we intend to file later today.
The Company undertakes no obligation to publicly update or revise any forward-looking statement. The inclusion of any statement in this conference call does not constitute an admission by the Company or any person that the events or circumstances described in such a statement are material.
With that said, I will now turn the call over to Peter Burlage, President and CEO of PMFG.
Peter Burlage — Peerless Manufacturing — President and CEO
Thank you, Kevin, and welcome, everyone, to our fourth quarter and year-end conference call. Joining me today is Hank Schopfer, our Chief Financial Officer. I will address our overall business, and then Hank will provide you with our financial results for the fourth quarter. Following Hank’s remarks, we will open the call up to our — to your questions.
Fourth and full year results reflect the impact of the worldwide recession that has caused our customers in the natural gas refining, petrochemical and power markets to lower capital spending and delay purchases. However, we are starting to see some early signs of stabilization in our end-markets, continued strong activity in the nuclear power market and a more stable credit market.
Additionally, we have begun to see the modest pick-up in our sales activity in the environmental segment, specifically in the area of peaker power projects. The challenge for us during these uncertain times is predicting when the recovery will occur, how robust it will be and, perhaps more importantly, when will the customer make the purchase order commitment?
Looking back for a moment, we entered into fiscal year 2009 in a very strong position and a substantial backlog, but then the global recession hit our customers and consequently us. We focused on what we could control and that included our operating expenses, procurement, customer service and the necessary investments to maintain our competitiveness, grow our market share and preserve our reputation as a provider of high quality, reliable products.
Throughout the second half of fiscal year ‘09, we continued our internal initiatives to align our business resources appropriately with the demand. These initiatives were company-wide, with particular focus on controlling our material manufacturing and operation costs. I am pleased to report that the integration of Nitram Energy has proceeded very well and we are continuing to see the benefit from their manufacturing, product offering and customer relationships in our Processed Products segment.
Revenues in Q4 were down 8.1%, with both our business segments negatively impacted and across most of our major regions of operation. Our Processed Products segment revenues declined by 6.7%, while the environmental segment saw a decline of 13.4%.
On an annual comparison, our environmental segment was up against a tough comparison due to one large order flowing through the first three quarters of fiscal year 2008. Additionally, lower energy demand, coupled with a reduction in large capital goods projects contributed to the decrease in demand for SCR equipment.
Orders and backlog are continuing to show the impact of end-users’ of our products reductions in capital investment. Backlog at the end of June was approximately $73 million, down from $85 million at the end of March 2009 and from $107 million at the end of June 2008. Our net bookings for the fourth quarter was approximately $25.6 million.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Given the still volatile energy markets and global economic conditions, we would expect that quarterly orders to remain uneven. As I have stated earlier, there are some signs of stabilization in our end-markets, but near-term visibility in both of our business segments remain spotty.
On a positive note, we continue to be pleased with the order and quotation activity for the separation equipment for the nuclear power industry, and we are seeing the benefit of having established a manufacturing presence in China to serve its nuclear industrial industry, as well as the manufacturing and supply of separation and filtration equipment for China and other markets in Asia.
With the dynamics I have just described, as the backdrop, we expect to continue to see reduced activity levels year-over-year for most of our major end-markets for the first half of fiscal year 2010. The recent reports from our customers and the macro reports we read lead us to conclude that the first half will be challenging, with the second half showing some early signs of recovery. Since the consensus is that we will not see a V-shaped recovery worldwide, we will continue to focus on our cost control initiatives to ensure we balance our expenses with our current projected business levels.
In the long term, the trends of our business continue to be very favorable. Energy demand, while temporarily curtailed by the global recession, is expected to continue to grow and with the preference for natural gas, this development would benefit both our business segments. When the global economy improves and demand by our customers increases, we believe PMFG will be positioned with its broad product offering to capture the new business and expand our market share.
That concludes my review of our two business segments. I would like to ask Hank now to share with you the key financial results for the fourth quarter fiscal year 2009.
Hank Schopfer — Peerless Manufacturing — CFO
Thank you, Peter. Let me take a moment to summarize our financial highlights for the fourth quarter fiscal year 2009. On April 30, 2008, the Company acquired Nitram Energy and since the date of acquisition, has included Nitram’s financial results, including purchase accounting and adjustments, in the Company’s results for the three and 12 months ended June 30, 2009.
In the first quarter of fiscal 2009, we completed a holding company reorganization, in which each share of Peerless common stock was converted into two shares of PMFG common stock. All per share information, including in our earnings release, and in this presentation, have been adjusted retroactively to give affect to the two for one conversion.
Revenues for the fourth quarter fiscal year 2009 were $37.6 million, a decrease of $3.3 million, or 8.1%, compared to revenues of $40.9 million for the fourth quarter fiscal year 2008. Net earnings for the fourth quarter fiscal year 2009 was $2.6 million, or $0.20 per diluted share, an increase of $4 million, or $0.31 per diluted share, compared to a net loss of $1.4 million, or $0.11 per diluted share for the fourth quarter fiscal year 2008.
In the fourth quarter fiscal year 2008, the Company recorded, as part of cost of goods sold, $2.7 million of backlog, amortization expense and an additional $2.3 million of expense related to the fair value inventory adjustment. On a non-GAAP basis, excluding the expenses related to the fair value adjustments of Nitram’s backlog and inventory, the Company would have recorded net earnings of $1.9 million, or $0.15 per diluted share, for the fourth quarter fiscal year 2008.
Revenues for fiscal year 2009 were $158 million, an increase of $17.5 million or 12.5% compared to revenues of 145-$140.5 million for the fiscal year 2008. Net earnings for fiscal year 2009 were $2.9 million, or $0.22 per diluted share, a decrease of $5.5 million, or $0.42 per diluted share, compared to net earnings of $8.4 million, or $0.64 per diluted share for fiscal year 2008.
On a non-GAAP basis, excluding the expenses related to the fair value adjustments of Nitram’s backlog and inventory, the Company would have recorded net earnings of $7.8 million, or $0.59 per diluted share, for fiscal year 2009. On a non-GAAP basis, excluding the expenses related to the fair value adjustment of Nitram’s backlog and inventory described above, the Company would have recorded net earnings of $11.7 million, or $0.89 per diluted share, for fiscal year 2008.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Processed Products segment revenues for the fourth quarter of fiscal year 2009 were $29.2 million, a decrease of $2.1 million, or 6.7%, compared to revenues of $31.3 million for the fourth quarter of fiscal year 2008. The Processed Products segment operating income for the fourth quarter of fiscal year 2009 was $5.8 million, an increase of $4.1 million compared to operating income of $1.7 million for the fourth quarter fiscal year 2008.
Processed Product segment revenues for fiscal year 2009 were $123.3 million, an increase of $43.8 million, or 55.1%, compared to revenues of $79.5 million for fiscal year 2008. Processed Products segment operating income for fiscal year 2009 was $17.7 million, an increase of $7.5 million, compared to operating income of $10.2 million for fiscal year 2008.
Nitram’s operating results, since the acquisition on April 30, 2008, are reported in the Processed Product segment and include expenses of $3.8 million and $2.3 million related to fair value adjustments of Nitram’s backlog and inventory, respectively, for fiscal year 2009 and $2.7 million and $2.3 million, respectively, for fiscal year 2008.
On a non-GAAP basis, excluding the expenses related to the fair value adjustments of Nitram’s backlog and inventory, the Processed Products segment would have recorded operating income of $5.8 million for the fourth quarter and $23.8 million for the fiscal year 2009, compared to operating income of $6.7 million for the fourth quarter and $15.2 million for the fiscal year 2008.
The Environmental Systems segment revenues for the fourth quarter of fiscal year 2009 were $8.4 million, a decrease of $1.3 million, or 13.4%, compared to revenues of $9.7 million for the fourth quarter of fiscal year 2008. Environmental Systems segment operating income for the fourth quarter of fiscal year 2009 was $1.9 million, an increase of $0.5 million compared to operating income of $1.4 million for the fourth quarter fiscal year 2008.
Environmental Systems segment revenues for the fiscal year 2009 were $34.7 million, a decrease of $26.3 million, or 43.1%, compared to revenues of $61 million for fiscal year 2008. Environmental Systems revenues for fiscal year 2008 included approximately $30 million from a large Environmental Systems order. Environmental Systems segment operating income for fiscal year 2009 was $6.9 million, a decrease of $6.9 million compared to operating income of $13.8 million for fiscal year 2008.
At June 30, 2009, the Company reported $21.9 million of cash and investments, $56 million of debt, total assets of $153.2 million, working capital of $40.3 million and a current ratio of 1.8 to 1. The backlog at June 30, 2009 was $73 million, compared to $107 million at June 30, 2008.
This concludes my remarks about the financial results. We will now address your questions. Operator, please proceed.
QUESTIONS AND ANSWERS
Operator
(Operator Instructions)
Your first question comes from the line of Rick Hoss from Roth Capital Partners. Please proceed.
Rick Hoss — Roth Capital Partners — Analyst
Hi. Good morning, gentlemen.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Peter Burlage — Peerless Manufacturing — President and CEO
Good morning, Rick.
Hank Schopfer — Peerless Manufacturing — CFO
Good morning, Rick.
Rick Hoss — Roth Capital Partners — Analyst
Hank, I’ll start with you. Just a couple more of the granular questions and then I’m going to ask some larger, big picture at the end. First the gross margin strength for the quarter, it looked like—just looking at the operating income from both segments, it looks like both segments had very strong gross margin. Can you break it out, or at least give us a little bit more detail on where the strength came from and why?
Hank Schopfer — Peerless Manufacturing — CFO
Well, the trend on the gross margins has been in the backlog, Rick, and so that has continued. There’s really no — even though we have had a decline in the backlog, the margins in the backlog have continued to up — withhold themselves.
Now there’s a couple of competing factors there. One is the — there is more pricing pressure in the marketplace on both product lines. But offsetting that is the efforts that we’re doing on, as we mentioned earlier, on cost containment, is keeping those margins in line for us. That’s really where we are. We would expect it hopefully to continue with that sort of margin kind of line. So, we have to balance out the pressures in the marketplace with things that we can do internally on the cost side.
Rick Hoss — Roth Capital Partners — Analyst
Okay. But don’t necessarily expect a 35% gross margin for the remainder?
Hank Schopfer — Peerless Manufacturing — CFO
No, I still think we — I still look at us in the 32%, 34% range. Perhaps even in this current market, more in the lower — the 32 side of it.
Rick Hoss — Roth Capital Partners — Analyst
Okay. That’s fair. On the — did you have a foreign exchange benefit this quarter?
Hank Schopfer — Peerless Manufacturing — CFO
The — I think we — I think the — it’s a negative in this quarter.
Rick Hoss — Roth Capital Partners — Analyst
Oh, okay. Okay.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Hank Schopfer — Peerless Manufacturing — CFO
I don’t think it’s a big number, but it’s somewhat a little negative.
Rick Hoss — Roth Capital Partners — Analyst
Okay. And then do you D&A handy?
Hank Schopfer — Peerless Manufacturing — CFO
G&A?
Rick Hoss — Roth Capital Partners — Analyst
D&A, I’m sorry. Depreciation and amortization?
Hank Schopfer — Peerless Manufacturing — CFO
Okay. That — I thought you were coming up with a new accounting term there for me. Do I have it handy?
Rick Hoss — Roth Capital Partners — Analyst
Yes. Can you give us what D&A was?
Hank Schopfer — Peerless Manufacturing — CFO
Yes. Let me — I have to flip some pages here. I’ll give you the G&A. G&A —.
Peter Burlage — Peerless Manufacturing — President and CEO
D&A. Depreciation and amortization.
Hank Schopfer — Peerless Manufacturing — CFO
Oh, gosh it was — let me flip another page. I’m still back on the question — your question on — I’ll get it for you. Just a second here.
Peter Burlage — Peerless Manufacturing — President and CEO
Are you looking for the quarter or for the year?
Rick Hoss — Roth Capital Partners — Analyst
The quarter is fine.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Hank Schopfer — Peerless Manufacturing — CFO
Let me give it to you for the year, because I don’t have for the quarter right in front of me, but its 6-6-5-1 — 6,551 million for the year.
Rick Hoss — Roth Capital Partners — Analyst
Perfect. That works. And then the tax rate, why was that so low?
Hank Schopfer — Peerless Manufacturing — CFO
Because we had some larger benefits than typically we would get from some tax credits.
Rick Hoss — Roth Capital Partners — Analyst

Okay.
Hank Schopfer — Peerless Manufacturing — CFO

We don’t expect that to continue.
Rick Hoss — Roth Capital Partners — Analyst

Right. So, still looking at 35-ish?
Hank Schopfer — Peerless Manufacturing — CFO

Yes.
Rick Hoss — Roth Capital Partners — Analyst
Okay. And then the backlog down to 73. Where could this go? I mean, could we see 50 million on the backlog?
Peter Burlage — Peerless Manufacturing — President and CEO
I mean, I don’t know if we want to speculate where we could really be. But I mean, as we’ve — like I said, we — our net bookings was 25 million for the last quarter. I don’t — the quarter that we’re in right now is expected to be, and as we projected early on, to be a weak quarter from a bookings standpoint. But we — as we mentioned in our conference call, there could be — it’s going to be lumpy. It could be below 70 at the end of this quarter. It could be 90 at the end of this quarter as some of the large projects come through.
Rick Hoss — Roth Capital Partners — Analyst
Okay.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Peter Burlage — Peerless Manufacturing — President and CEO
It’s just a matter of what happens and the lumpiness of our quotations.
Rick Hoss — Roth Capital Partners — Analyst
That’s a good lead in for the next question. Peter, what — you gave us, last quarter, or conference call, you gave us, I think you said that the bidding on the peaker was going to be pushed out to September. Do you have an update on that, or can you just give us a little bit more detail on that? Is it one single large project you’re bidding on, or is it still a couple or three or —?
Peter Burlage — Peerless Manufacturing — President and CEO
There is a — there is a group of peaker projects that we’re bidding on. There is a couple of them that are projected award here in this timeframe that we’re currently in. And there’s a few more that are projected for award right at the end of the calendar year, right — starting the beginning of next calendar year. So, there is multiple projects that are out there; a couple of them are imminent for awards in this current period and we’re aggressively working on those.
Rick Hoss — Roth Capital Partners — Analyst
Okay. And now have you seen them come back with any meaningful vigor? I mean, they went away, I think, or at least they were delayed pretty clearly and just thinking about what the marketplace is telling you, I mean, guys are definitely re-addressing the need to have these peakers and can you say maybe it’s in relationship — or it’s in — it’s related to maybe an increased use of renewables, or is it just the standard sort of market drivers there?
Peter Burlage — Peerless Manufacturing — President and CEO
I think it’s more than just standards. I mean, there’s a little bit driven by the renewables, but the ones that are early in the — the ones that we’re working on right now have a — are to the more traditional issues associated with constraints in generation and transmission within a high — densely populated geographic area. So, it’s back to the traditional peaker needs of just having the constraints and the — as much the transmission as it is the generation capacity.
Rick Hoss — Roth Capital Partners — Analyst
Okay. And then last one, what does the price of natural gas, dipping in the twos now, I think, today we’re in the threes, but having a, say, a historically depressed natural gas pricing, other than making a more attractive fuel for generation, how does that affect you? I know there’s several type of factors involved here, but can you just give us your thoughts on natural gas, say, troughing at 250 and then quickly recovering to, say, $4?
Peter Burlage — Peerless Manufacturing — President and CEO
Well, I guess, the way — there’s — when we look at the natural gas infrastructure that we supply, I mean, we provide equipment everywhere from the wellhead for separation all the way through to the end user at a power plant or a — or a petrochemical plant for separation and cleaning as the natural gas.
Obviously the — this low cost of natural gas right now is slowing down and putting stuff almost to a standstill at the wellhead from new wells coming online. And we see — they’re still drilling in order to support their requirements under their agreements that they have with their permits, but there’s not a lot of new wells coming online.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
So you move to the other end of the spectrum, and that is low cost of natural gas makes it appealing for use and so power generation, obviously, when it picks back up, natural gas uses is even more economical with the lower price. Right now, we also have — we’ve had, in the storage facilities that are pumping gas into them, in order to store natural gas. So, we’ve got the two extremes.
The more — the cheaper the price, the more use there can drive on the consumption end, but the cheaper the price, the less work that’s going on on the E&P side and that’s —. So, we’ve got a balancing act there between our upstream natural gas industry, which is not doing a lot of capital expenditures, and the downstream, which is going to drive higher demand for natural gas consumption for power generation or for feedstocks for petrochemical or heating source.
Rick Hoss — Roth Capital Partners — Analyst
Okay. Perfect. Thank you for taking my questions.
Peter Burlage — Peerless Manufacturing — President and CEO

Sure.
Operator
Your next question comes from the line of Dick Ryan from Dougherty. Please proceed.
Dick Ryan — Dougherty — Analyst
Good morning. Hank, just a question. Do you have the breakout on the operating expense items, sales, marketing, engineering and G&A for the quarter?
Hank Schopfer — Peerless Manufacturing — CFO

I do. The — for the quarter or for the year?
Dick Ryan — Dougherty — Analyst

Quarter if you’ve got it.
Hank Schopfer — Peerless Manufacturing — CFO

I’ve got the year. I’ll give them to you—.
Dick Ryan — Dougherty — Analyst

Either one.
Hank Schopfer — Peerless Manufacturing — CFO
The—for the year, sales and marketing, $15,915 million.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Dick Ryan — Dougherty — Analyst

Right.
Hank Schopfer — Peerless Manufacturing — CFO

Engineering and project management, $8,109 million.
And G&A is $15,152 million.
Dick Ryan — Dougherty — Analyst
All right. Thank you. Say, Peter, can you address the little more color on the nuclear side? You give us a little flavor of that in your commentary, but can you do us a little bit more color as to what you’re seeing? And maybe what has nuclear generated in fiscal 2009, overall revenues?
Peter Burlage — Peerless Manufacturing — President and CEO
I don’t have the breakout for nuclear as far as the total revenues that they’ve generated. A matter of fact, in 2009, it’s been more of a bookings aspect in a — than a revenue generation. It’s been a contributor, but the bigger orders have been booked. The revenue will be recognized in this year and then sub-q what — quarters going forward, years going forward. I mean, some of the orders that — commitments that we’ve got are 18 to 24 months of cycle time before they ship out; others are nine months. So, we do have a spread there.
But as far as the work that’s going on and the orders that are coming, I mean, it’s — it is — China is obviously the big area. This work is moving forward and the projects are continuing to be let. We haven’t seen any measurable delays in their efforts and what they have planned to let as far as orders coming out of China.
More recently, with the changes in the last three or four months, India and the nuclear projects that are going on there, are becoming — well, they’re back on the table and the bidding process is — and the final order type process is imminent. It’s working on right now. So, we see that market picking up. And the future for North America or western Europe, that’s just — that’s out there a ways, but the current period stuff, with regard to the Chinese nuclear power market and then also India is the two areas that are the majority of the activity going on right now.
Dick Ryan — Dougherty — Analyst
Okay. Can you give us a little perspective on the backlog that you have —the $73 million, whether it’s kind of break it out into the segments; the environmental process or maybe even what percent of that is nuclear?
Peter Burlage — Peerless Manufacturing — President and CEO
I could not — I don’t have the breakout for nuclear. I know, from a general breakout between the two segments, it’s about one-third environmental and two-thirds process product. I don’t have the breakout in front of me of the — of what part’s nuclear.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Dick Ryan — Dougherty — Analyst
That’s great. That’s great. As far as the pipeline of orders, you talked about maybe some imminent awards on the peaker side. Can you give us some kind of perspective of the kind of orders that we — that you’re kind of looking at going into the end of the year?
Peter Burlage — Peerless Manufacturing — President and CEO
No, I mean it — I think we don’t — we aren’t looking at 20-unit orders or anything like that, but it is mostly unit orders that are being looked at. I mean, most of these aren’t ones and twos, they’re bigger than that, but now we really don’t want to give any projections there as to what the magnitude of these orders could be.
Dick Ryan — Dougherty — Analyst
Okay. And did you mention — maybe I missed it, pricing pressure? Are you facing any pricing pressure on these orders?
Peter Burlage — Peerless Manufacturing — President and CEO
I mean, yes, there is some pricing pressures on these orders; it’s a competitive market out there. I think we’re not — the orders that we saw a couple of years ago had a lot less pressure on them. But we do have some pricing pressure on these orders and the other side of it is that we want to make sure that it is a competitive bid situation and we want to make sure that we’re successful in that. So, we’re making sure we will be there.
Dick Ryan — Dougherty — Analyst

Okay. Thank you.
Operator
Your next question comes from the line of Ted Kundtz from Needham. Please proceed.
Ted Kundtz — Needham — Analyst

Yes. Thank you. Good morning, guys.
Peter Burlage — Peerless Manufacturing — President and CEO

Good morning, Ted.
Hank Schopfer — Peerless Manufacturing — CFO

Good morning, Ted.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Ted Kundtz — Needham — Analyst
A couple of questions. One, could you talk about — Hank, this is probably for you. Your outlook for operating expenses, do you still expect to be able to reduce some — you — from the current levels? You did take them down nicely in this quarter. Do you expect that further — some further savings in there?
Hank Schopfer — Peerless Manufacturing — CFO
Yes, Ted, since Peter’s on the call, I’d have to say, yes. The —.
Ted Kundtz — Needham — Analyst

Good answer.
Hank Schopfer — Peerless Manufacturing — CFO
We still have some work to do on the G&A side. We’re pretty much through the Nitram deal, so we’ve settled down and we’re having to look at — hard, on G&A. I think our sales and marketing is pretty much in line. If you look at it — kind of trend us out, and you take out the big orders that we had a year ago and to some extent two years ago. And I think that’s the same — true for engineering. So, we still have some work on G&A.
We’re also doing a lot of work — the comment I made earlier about our manufacturing costs. For us to keep the margins in line, we have to continue to operate the plants efficiently and set the right levels at the plants. So that’s really a very important area for us, is cost containment. Because all — as you know, that all shows up in cost of goods sold. So on the operating expenses, though, it’s — we still have some in G&A we can do.
Ted Kundtz — Needham — Analyst
Okay. Great. Thank you. You do not anticipate any write-offs though, do you? Any charges going forward?
Hank Schopfer — Peerless Manufacturing — CFO

No.
Ted Kundtz — Needham — Analyst

Okay.
Hank Schopfer — Peerless Manufacturing — CFO
No. We went through our impairment test on fair value and there’s no adjustments there.
Ted Kundtz — Needham — Analyst
Okay. Great. Peter, maybe you could talk —. Could you talk a little bit more about the outlook for business internationally versus domestically?

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Peter Burlage — Peerless Manufacturing — President and CEO
For the fiscal year we’re in right now, I mean our international business, we have it planned on staying pretty much at the level we were at last year. We don’t see fiscal year 2010 being a — any kind of a drop off from what 2009 was internationally. We —fortunately the result of that comes from the work going on in China, as well as the work that’s happening in the Middle East. That’s the two regions.
Our UK office has predominantly been focused on support. Its business out of the Middle East and therefore it is not experiencing the turndown in business to the level that the rest of Europe is seeing, or Western Europe and northern Western Europe is seeing. So, the fact that they’re — a lot of their revenue was with the Middle East, they see this year being sort of staying pat with — for next year. So, that’s a strong indicator of just the markets that they’re serving.
Ted Kundtz — Needham — Analyst
Yes.
Peter Burlage — Peerless Manufacturing — President and CEO
But other than that, I mean, the — as far as international domestic, I mean, we still — there is Central and South America, those geographic regions are hit and miss. It’s lumpy. It always has been lumpy. Those aren’t that big of markets for us, so if you get a couple of good projects in a year, you have a very successful year.
And then the other region of international business that’s always a contributing factor to us is the sales in Canada; your western Canada pipelines and/or the SAGD stuff, the enhanced oil recovery. Those markets are slow and I think they’re wait and see some stability in oil prices. And there’s some business going on there and some work that’s being quoted, but they’re not at the levels they were a year and a half ago.
Ted Kundtz — Needham — Analyst
Okay. Great. Thank you. Could you just remind us what the international was for the year? I have it year-to-date, but I don’t have the fourth quarter, so maybe if you could just give us what it was for the entire year.
Peter Burlage — Peerless Manufacturing — President and CEO
I think it worked out to be exactly one-third. 33% of the — of what the total revenues were.
Ted Kundtz — Needham — Analyst
Okay. Okay. Great. Thank you.
Operator
And again —

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Peter Burlage — Peerless Manufacturing — President and CEO
— Ted, on that reporting, that is point of order, is where we identified stuff as international versus domestic. So, it’s a point of order type of (inaudible).
Operator
(Operator Instructions)
Your next question comes from the line of David Cohen from Midwood. Please proceed.
David Cohen — Midwood — Analyst
Hi, gentlemen. I don’t know that you — if you provided this, but can you tell us what Nitram revenue was in the fourth quarter?
Hank Schopfer — Peerless Manufacturing — CFO
Hi. There was no — we don’t have it broken out and tracked separately. We track it by product type. For example, heat exchangers versus silencers versus separation. But the sales forces and everything has been totally integrated together since, basically, the end of the first quarter and there would be — it’s virtually impossible to differentiate.
David Cohen — Midwood — Analyst
Okay. And then second question, given the acquired inventory adjustment that you’ve made, is there a way in which, in terms of how the accounting works, where at some future point, you’re selling lower valued inventory, but potentially at a higher margin?
Hank Schopfer — Peerless Manufacturing — CFO
We’re there now, David. Back to that point — that 35% margin. We’ve fleshed that out. That went — it was mostly — well, about half of them went through Q4 of last year and then Q1 and Q2 of this year. The adjustment in Q3 of this year and Q4 of this year, it’s very small.
David Cohen — Midwood — Analyst
Right. But so you say you sold that inventory in the period you took the charge, or you took the charge in advance of selling inventory?
Peter Burlage — Peerless Manufacturing — President and CEO
No, well, we took the — no, we took the charge when we sold the inventory.
David Cohen — Midwood — Analyst
Okay.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Peter Burlage — Peerless Manufacturing — President and CEO
We basically amortized that higher cost as we sold that inventory.
David Cohen — Midwood — Analyst
Okay. Great.
Peter Burlage — Peerless Manufacturing — President and CEO
And that was done in Q4 and mostly followed up in Q1 and some in Q2 of this year.
David Cohen — Midwood — Analyst
Got you.
Peter Burlage — Peerless Manufacturing — President and CEO
But it’s gone now.
David Cohen — Midwood — Analyst
Thanks, guys.
Peter Burlage — Peerless Manufacturing — President and CEO
Yes.
Operator
Your next question comes from the line of David Cohen from Athena Capital Management. Please proceed.
David Cohen — Midwood — Analyst
Good morning, guys.
Peter Burlage — Peerless Manufacturing — President and CEO
Good morning, David.
David Cohen — Midwood — Analyst
Ironically enough, another question about Nitram. It’s now been about 18 months since you agreed to the deal and a little less than that since you’ve closed. Obviously, the world has changed quite a bit during that period. Could you offer us a little bit of reflection on how the integration has gone and how you feel it may have changed your market position and how you’re feeling about it down the road a little bit?

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Peter Burlage — Peerless Manufacturing — President and CEO
Yes, no, certainly. We feel very good about it. I think the integration has been fully in — from our perspective, fully integrated on the sales side and from the operations side. It has combined together probably the only areas that we’re working on, still, with some integration, changes on some of our international licensing agreements and things like that. So for domestic purposes, it is fully integrated.
The success, I think one of the big differences we saw when we looked at the two companies, is that Peerless was a set of customers on the separation side was very different than the set of customers that the Nitram people had. They had much larger focus on OEM type customers and that focus has remained and we continue to have an integrated group, but they, to some extent, separated in the fact that there is a group that focuses on OEM type customers versus another group that focuses on end users and capital — people that own the structure.
So those two distinctive approaches, we have made sure that we have maintained those type of approaches. There is obvious success that was happening at the Nitram organization, serving OEMs, and we’ve tried to retain that in the same way.
At Peerless, we had a success in dealing with international, large contractors, end-users — and EPC contractors were more Peerless’ focal point. So we feel that we’ve accurately identified the types of customers and we continue to focus on their unique differences and what they desire and what Peerless combined now offers.
David Cohen — Midwood — Analyst
Okay. And then the other sort of retrospective question is, once again obviously, the world has changed quite a bit and hopefully we’re coming out of it. But could you talk a little about—you’ve identified nuclear as an area where you’ve seen relative strength. As you look at your proposal backlog now versus where we were a year ago, what areas have been the most adversely affected and what areas have been relatively resilient?
Peter Burlage — Peerless Manufacturing — President and CEO
The geographic areas, I’ve mentioned before, have been relatively resilient, and those are around separation type equipment in Asia and the Middle East. North America, probably the area that’s been most affected, has been the power generation has just been waiting for the demand.
I mean, we’re expected to see here in the fiscal year 2000 — or calendar year 2009, the second consecutive year of power generation — actually reduction in demand. And so, it’s had an impact on the combined cycle type power plants, the base-loaded type power projects that we’ve seen in the past.
North America, also then, capital pipeline projects and some of the larger capital expenditures by the large EPC contractors, which are doing projects for the pipeline companies, I mean, that area has just been — has been impacted significantly.
Our OEMs had customers that they have stayed relatively strong because of their presence in the international markets, again, into China and into the Middle East. So our domestic OEM customers who have an international presence, we see those customers still having a relatively stable quote and order log over the last couple of quarters. I mean, obviously they’re down from what they were a year ago, but they’ve been able to maintain where some of the other areas, like in EPC contractors, we’ve seen virtually nothing coming out of those areas.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
David Cohen — Midwood — Analyst
Great. Thanks a lot.
Operator
(Operator Instructions)
Your next question is a follow-up from the line of Ted Kundtz from Needham. Please proceed.
Ted Kundtz — Needham — Analyst
Hey, Peter, just a quick follow-up. Are you seeing any cancellations or push out in your business?
Peter Burlage — Peerless Manufacturing — President and CEO
No, we haven’t. We experienced some right there at the beginning of the calendar year, but we haven’t had anything recently, of any cancellations or push outs in the last — basically through the summer. There was some done back in the January/February time frame, which were all reflected in our backlog. I mean, we basically — again, anything that gets put on indefinite hold like that, we net it out of our bookings and net it out of our backlog, and so it’s reflected in there. But currently, we are not seeing that. It’s more on the bid and quote side that people aren’t moving forward with the placement of orders.
Hank Schopfer — Peerless Manufacturing — CFO
Actually, we were pleased, subsequent to year-end and we’ll have it in our K that you’ll see. But one of the orders that we talked about back in January, that was put on postpone.
Ted Kundtz — Needham — Analyst
Yes.
Hank Schopfer — Peerless Manufacturing — CFO
And when it was put on — because it was an indefinite postponement, that we took it out of the backlog, has now come back to us.
Peter Burlage — Peerless Manufacturing — President and CEO
It’s come back to us from commercially.
Hank Schopfer — Peerless Manufacturing — CFO
Commercially, yes.

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Peter Burlage — Peerless Manufacturing — President and CEO
In other words, the customer has agreed to pass for completing it to the current state we’re at, and then they’re going to pay us to hold it for a period of time. And I think that’s all going to be in there. So the job isn’t moving forward, but the commercial agreement with the customer has strengthened again to the point where we’ve put it back into our backlog.
Ted Kundtz — Needham — Analyst
Okay.
Peter Burlage — Peerless Manufacturing — President and CEO
It’s a good sign.
Ted Kundtz — Needham — Analyst
Yes. That is good. Okay. And so right now, looking out, you don’t really anticipate any cancellations or push outs?
Peter Burlage — Peerless Manufacturing — President and CEO
No, we have nothing indicating —.
Ted Kundtz — Needham — Analyst
That you’ll see any pick-up in that area?
Peter Burlage — Peerless Manufacturing — President and CEO
Yes, that’s correct.
Ted Kundtz — Needham — Analyst
All right. Thank you.
Operator
Your next question is a follow-up from the line of David Cohen from Midwood. Please proceed.
David Cohen — Midwood — Analyst
Yes, I know you guys don’t offer anything in the way of guidance, but given that we’re more than two-thirds through the fiscal first quarter, I know you made a few comments about sort of where activity levels are, but is there anything more that you can provide in the way of — I don’t know, color or specific details about how trends, sales, orders are tracking now that September’s almost done?

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FINAL TRANSCRIPT
Sep. 14. 2009 / 2:00PM, PMFG — Q4 2009 Peerless Manufacturing Earnings Conference Call
Peter Burlage — Peerless Manufacturing — President and CEO
I’ll give you this as a perspective. And the bookings report that I just gave you — the net bookings report for the previous quarter, two-thirds of that happened in the last month. I mean, that’s just the way our business comes through and the lumpy aspect.
So the $25 million worth of bookings that we had in the previous quarter, two-thirds of it came in the last month of that quarter. Right now, as we sit here today, I mean, I — obviously we monitor the bookings rate real close. We also monitor the activity on jobs that are being negotiated, and it is — it’s spotty. We’ll have a — it just — it moves around.
I guess the — there is a — the assessment I’ve made of the situation is there’s a lot of activity in the quotations on jobs that are not ready to be placed. In other words, they’re bid for bid jobs or budgetary type bid jobs.
Further up in the sales process, the projects that are closer in, the ones that are — the large projects that are close to being let, I mean, those are being negotiated. And then there’s timing. I mean, we — some of these peaker jobs may take two months to go from a basic general agreement to having a full fledged order that we can book. It takes a long time to put the finishing touches on that, so it could easily fall out of a quarter.
David Cohen — Midwood — Analyst
Great. Thanks, guys.
Operator
At this time, we have no further questions in queue. I would now like to turn the call back over to Mr. Peter Burlage, President and CEO of PMFG, for closing remarks.
Peter Burlage — Peerless Manufacturing — President and CEO
I’d like to thank all of you for your interest in PMFG and taking the time to participate in our call today. We look forward to updating you on our first quarter call. Thank you very much, and have a good day.
Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.
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